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                                                              EXHIBIT 10(C)(III)


                            PAUL HARRIS STORES, INC.
                      1996 STOCK OPTION AND INCENTIVE PLAN

                                SECOND AMENDMENT

       This Paul Harris Stores, Inc. 1996 Stock Option and Incentive Plan (the "Plan") is hereby amended as follows:

       1. Section 5(a) of the Plan is amended to read as follows:

         (a) The maximum number of Shares with respect to which Awards may be made under the Plan is 2,000,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Any Award which terminates or is surrendered for cancellation or with respect to Restricted Stock or Performance Shares which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

       2. Except as expressly amended, the provisions of the Plan shall remain in full force and effect.

       3. This Amendment shall be effective immediately upon approval by the Company's Board of Directors and shareholders of the Company.

                                                    Adopted by the Board
                                                    this 2nd day of March, 1999


                                                    Approved by the Shareholders
                                                    this 19th day of May, 1999